Exhibit 99.1

Enova Systems Announces Completion of Financing

and

Results from Annual Shareholder Meeting

TORRANCE, CA January 5, 2012 – Enova Systems, Inc. (NYSE AMEX: ENA and AIM: ENV and ENVS), a leading developer of proprietary hybrid electric and all-electric drive systems and drive system components for the emerging green commercial vehicle market, announced today completion of a financing and the results from its Annual Meeting held on Friday, December 30, 2011.

The Company announced the sale of 11,250,000 shares of common stock, no par value, together warrants to purchase a like number of shares of the Company’s common stock. The gross proceeds to the Company from the financing were $1,687,500.

The Company will use the net proceeds of the financing to complete validation and realize volume scalability for its new Omni Drive System, and to continue to execute on the recently announced Green For FreeTM initiative in conjunction with Freightliner. For further information on the Green For FreeTM initiative, see www.greenforfree.com.

The financing was managed by Merriman Capital, Inc., and led by Anthony B. Low-Beer.

Enova also announced that all resolutions at the Annual Meeting of Shareholders were passed. The Meeting confirmed the appointment of independent auditing firm PMB Helin Donovan, LLP for 2012 and the re-election of Directors Richard Davies, John Micek, Edwin Riddell, Roy Roberts, Michael Staran and John Wallace.

About Enova:

Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

About Merriman Capital:

Merriman Capital, Inc. is an investment banking firm providing equity and options execution services, market making, and differentiated research for high growth companies. We also provide capital raising, advisory, and M&A services. Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is the leading investment banking firm for OTCQX companies. For more information, please go to http://www.merrimanco.com/. Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/contact.cfm.

ENOVA SYSTEMS, Inc.

1560 West 190th Street

Torrance, CA 90501

Tel: 310-527-2800

Contact: John Micek, CFO/Investor Relations

Additional Information:

This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “could,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarterly period ending September 30, 2011.